Exhibit 99.2

CREDIT SUISSE SECURITIES (USA) LLC Eleven Madison Ave New York, NY 10010-3629	Phone: 1 212 325 2000 www.credit-suisse.com

Sitio Royalties Corp.

1401 Lawrence Street

Suite 1750

Denver, CO 80202

Attention: Board of Directors

RE: Consent Solicitation Statement / Proxy Statement / Prospectus, which forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) of Sitio Royalties Corp. (“Sitio”), relating to the proposed transaction between Sitio and Brigham Minerals, Inc. (“Brigham”).

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated September 5, 2022 to the Board of Directors of Sitio as Annex H to the Consent Solicitation Statement / Proxy Statement / Prospectus included in the Registration Statement (the “Consent Solicitation Statement / Proxy Statement / Prospectus”) filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Consent Solicitation Statement / Proxy Statement / Prospectus under the headings “Summary—Opinion of Sitio’s Financial Advisor,” “The Mergers—Background of the Mergers,” “The Mergers—Sitio Board’s Recommendation; Reasons for the Mergers,” and “The Mergers—Opinion of Sitio’s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder.

Dated: October 7, 2022

/s/ Credit Suisse Securities (USA) LLC

Credit Suisse Securities (USA) LLC